UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2012

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
As a result of extenuating personal obligations, at the request of the Tennant Company (the “Company”) Board of Directors, Jeffrey A. Balagna resigned as a member of the Board effective October 1, 2012.

(d)
Effective October 1, 2012, the Board of Directors of the Company elected Azita Arvani as a member of the Board.  Ms. Arvani is a Class III Director whose term expires at the 2013 annual meeting of shareholders.  Ms. Arvani was appointed to serve as a member of the Executive Committee of the Board of Directors.  A copy of the press release announcing Ms. Arvani’s election to the Board is attached as Exhibit 99 and is incorporated herein by reference.

Ms. Arvani will receive the standard non-employee director compensation, the terms of which were disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 15, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed herewith:

99           News release announcing election of Azita Arvani to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: October 1, 2012	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary